INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of this 1st day of April, 2007, between Vanguard Variable Insurance Fund, a Delaware statutory trust (the "Trust"), and PRIMECAP Management Company, a California corporation (the "Advisor").

                               W I T N E S S E T H

         WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust offers a series of shares known as the Capital Growth Portfolio (the "Fund");

         WHEREAS, the Trust retained the Advisor to render investment advisory services to the Fund under an Investment Advisory Agreement dated as of October 4, 2002 (the "Prior Agreement"), and the Advisor has been rendering such services to the Fund pursuant to the terms and conditions set forth in the Prior Agreement; and

         WHEREAS, the Trust desires to amend and restate such Prior Agreement, in certain respects, and the Advisor is willing to render investment advisory services to the Fund in accordance with such amendments.

         NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this "Agreement," the Trust and the Advisor hereby agree as follows:

1. Appointment of Advisor. The Trust hereby employs the Advisor as investment advisor, on the terms and conditions set forth herein, to manage assets of the Fund at the discretion of the Trust's Board of Trustees (the "Board of Trustees"). The Advisor accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties of Advisor. The Trust employs the Advisor to manage the investment and reinvestment of the assets of the Fund; to continuously review, supervise, and administer an investment program for the Fund; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of the Advisor that the Fund is required to maintain; and to render regular reports to the Trust's officers and the Board of Trustees concerning the discharge of the foregoing responsibilities. The Advisor will discharge the foregoing responsibilities subject to the supervision and oversight of the Trust's officers and the Board of Trustees, and in compliance with the objective, policies, and limitations set forth in the Fund's prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Advisor in writing, and applicable laws and regulations. The Advisor agrees to provide, at its own expense, the office space, furnishings and equipment, and personnel required by it to perform the services on the terms and for the compensation provided herein.

3. Securities Transactions. The Advisor is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Fund, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions, except

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as otherwise permitted by the Board of Trustees pursuant to written policies and procedures provided to the Advisor. The Advisor will promptly communicate to the Trust's officers and the Board of Trustees such information relating to portfolio transactions as they may reasonably request.

4. Compensation of Advisor. For services to be provided by the Advisor pursuant to this Agreement, the Fund will pay to the Advisor, and the Advisor agrees to accept as full compensation therefore, an investment advisory fee at the rate specified in Schedule A to this Agreement. The fee will be calculated based on annual percentage rates applied to the average daily net assets of the Fund and will be paid to the Advisor quarterly in arrears.

5. Reports. The Fund and the Advisor agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

6. Compliance. The Advisor agrees to comply with all Applicable Law and all policies, procedures, or reporting requirements that the Board of Trustees reasonably adopts and communicates to the Advisor in writing, including, without limitation, any such policies, procedures, or reporting requirements relating to soft dollar or other brokerage arrangements. "Applicable Law" means (i) the "federal securities laws" as defined in Rule 38a-1(e)(1) under the 1940 Act, as amended from time to time, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of the Advisor.

7. Status of Advisor. The services of the Advisor to the Fund are not to be deemed exclusive, and the Advisor will be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Advisor will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

8. Liability of Advisor. No provision of this Agreement will be deemed to protect the Advisor against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations with respect to the Advisor's management of the Fund under this Agreement.

9. Duration; Termination; Notices; Amendment. This Agreement will become effective on the date hereof and will continue in effect for successive twelve-month periods, only so long as this Agreement is approved at least annually by votes of the Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be affected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

        Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, on thirty days' written notice to the Advisor, (ii) this

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Agreement will automatically terminate in the event of its assignment, and (iii)
this Agreement may be terminated by the Advisor on ninety days' written notice to the Fund. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

              If to the Fund, at:
              Vanguard Variable Insurance Fund
              Capital Growth Portfolio
              P.O. Box 2600 Valley Forge, PA 19482 Attention: Joseph P. Brennan
              Telephone: 610-503-2042 Facsimile: 610-503-5855

              If to the Advisor, at: PRIMECAP Management Company 225 South Lake Avenue, Suite 400 Pasadena, CA 91101 Attention: Theo A. Kolokotrones Telephone: 626-304-9222 Facsimile: 626-577-1741

         This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund of the Trust.

         As used in this Section 9, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the 1940 Act.

10. Severability. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

11. Confidentiality. The Advisor shall keep confidential any and all information obtained in connection with the services rendered hereunder and relating directly or indirectly to the Fund, the Trust, or Vanguard and shall not disclose any such information to any person other than the Trust, the Board of Trustees, Vanguard, and any director, officer, or employee of the Trust or Vanguard, except (i) with the prior written consent of the Trust, (ii) as required by law, regulation, court order, or the rules or regulations of any self-regulatory organization, governmental body, or official having jurisdiction over the Advisor, or (iii) for information that is publicly available other than due to disclosure by the Advisor or its affiliates or becomes known to the Advisor from a source other than the Trust, the Board of Trustees, or Vanguard.

12. Proxy Policy. The Advisor acknowledges that Vanguard, at the direction of the Fund, will vote the shares of all securities that are held by the Fund.

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13. Governing Law. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

PRIMECAP Management Company                                  Vanguard Variable Insurance Fund

/s/ Howard B. Schow                         3/13/2007        /s/ John J. Brennan                         3/27/2007
-------------------------------             ---------        -------------------------------             ---------
Signature                                   Date             Signature                                   Date



Howard B. Schow                                              John J. Brennan
----------------------------                                 ----------------------------
Print Name                                                   Print Name




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